SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                          -------------

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


                          November 4, 1997
        Date of Report (Date of earliest event reported)



                          InaCom Corp.
     (Exact name of registrant as specified in its charter)


         Delaware               0-16114           47-0681813
     (State or other          (Commission       (IRS Employer
     jurisdiction of          File Number)    Identification No.)
     incorporation)


     10810 Farnam Drive, Suite 200, Omaha Nebraska  68154
     (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code
                         (402) 392-3900






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Item 5.   OTHER EVENTS.

         On November 4, 1997, InaCom Corp. (the "Company" or "Inacom") completed the issuance and sale of 3,000,000 shares of common stock, par value $.10 per share, and $75,000,000 of 4.50% Subordinated Convertible Debentures due November 1, 2004. The Debentures are convertible at any time into common stock at a conversion rate of 25.2350 shares of common stock for each $1,000 principal amount of the debentures (equivalent to a conversion price of $39.63 per share). The net proceeds from the offering were approximately $165.7 million. Inacom has granted the underwriters an over-allotment option for a period of up to 30 days to purchase an additional 450,000 shares of common stock and up to $11.25 million of subordinated convertible debt.

         The descriptions of the Company below contain certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in "Business Factors" below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

                                BUSINESS FACTORS

Dependence Upon Key Vendors

         Inacom's business is dependent in large measure upon its relationship with key vendors. A substantial portion of Inacom's computer products revenue is derived from the sales of the products of key vendors, including Compaq, IBM and Hewlett-Packard. Inacom derives a substantial portion of its communications products and services revenue from the sale of Lucent Technologies products and AT&T services. Although Inacom considers its relationships with its key vendors to be good, there can be no assurance that these relationships will continue as presently in effect or that changes in marketing approach by one or more such key vendors and other suppliers would not adversely affect Inacom. Inacom's agreements with these vendors are on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days. Termination of, or a material change to, or a nonrenewal of Inacom's agreements with Compaq, IBM and Hewlett-Packard, a material decrease in the level of marketing development programs offered by computer vendors, or an insufficient or interrupted supply of vendors' product would have a material adverse effect on Inacom's business.

Impact of Vendor Incentive Funds

         The key vendors of Inacom provide various incentives for promoting and marketing their product offerings. Funds or credits received by Inacom are based either on the sales of the vendor's products through the independent reseller and Inacom-owned channels, or on Inacom's purchases from the respective vendor. The three major forms of vendor incentives received by Inacom are co-operative funds, market development funds and vendor rebates. The funds or credits are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. These funds or credits from Inacom's primary vendors typically range from 1% to 5% of purchases by Inacom. A material decrease in the level of vendor incentive funding or credits would have a material adverse effect on Inacom's business.

Inventory Management Risks

         The personal computer industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Inacom's information technology suppliers generally provide price protection intended to reduce the risk of inventory devaluation. However, many of these suppliers have announced plans to reduce the number of days for which they will provide price protection. There can be no assurance that vendors will continue such policies or that unforeseen new product developments and related inventory obsolescence will not materially adversely affect Inacom's business.

Build-to-Order Delivery Model

         The  system  used by  major  manufacturers,  such as  IBM,  Compaq  and
Hewlett-Packard to deliver computer systems to business clients through technology providers such as Inacom is changing from a build-to-forecast model to a build-to-order model. The potential advantages to technology providers such as Inacom from such a system -- reduced inventory requirements, improved margins and market share gains -- involve potential disadvantages including a decrease in the number of days of price protection available from the manufacturers and the requirement that Inacom meet strict manufacturer final assembly qualification standards. The failure of Inacom to meet the manufacturer qualification standards, or the inability of Inacom to manage its inventory to levels to meet client demands and within the manufacturer's price protection limits, could have a material adverse effect on Inacom's business.

Dependence Upon Key Management and Technical Personnel

         Inacom's success depends to a significant extent on its ability to attract and retain key personnel. Inacom is particularly dependent on its senior management team and technical personnel. Inacom's strategy for growth in the sale of computer services and communication services depends on its ability to attract and retain qualified technical personnel, including systems engineers and communications specialists. Competition for technical personnel is intense and no assurance can be given that Inacom will be able to recruit and retain such personnel. The failure to recruit and retain senior management and technical personnel could have a material adverse effect on Inacom's business.

Management of Expanding Operations and Increased Service Focus

         The Company's growth resulting from expanding operations and its increased focus on the complete life cycle technological needs of its business clients places significant demands on the Company's management, operational and technical resources. Such growth and increased life cycle service focus are expected to continue to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend upon its key management and technical personnel. The failure of the Company to effectively manage its growth and increased life cycle service focus effectively or to train its technical field personnel could have a material adverse effect on Inacom's business.

Funding Requirements; Interest Rate Sensitivity

         Inacom's business requires significant working capital to finance product inventory and accounts receivable. Inacom has funded its inventory and working capital requirements through an inventory and working capital financing agreement, a revolving credit facility and the public sale of debentures. The borrowings under these agreements typically bear a floating rate of interest. Due to the Company's significant working capital needs, an increase in interest rates could have a material adverse effect on Inacom's results of operation. There can be no assurance that sufficient equity or debt financing will be available on terms acceptable to Inacom or that Inacom will be able to refinance its existing indebtedness. The inability of Inacom to refinance its existing indebtedness or to obtain a sufficient amount of alternative financing would have a material adverse effect on Inacom's business.

Risks of Financial Leverage

         The Company's business requires significant working capital and the primary sources of such working capital are provided through an inventory and working capital financing agreement, a revolving credit facility and the public sale of debentures.

The degree to which the Company is leveraged could have important consequences to holders of the Common Stock, including the following: (i) the Company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit the ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, to refinance its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors beyond its control.

Competition

         All aspects of the technology management services industry are highly competitive. The technology management services industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. Inacom competes for potential clients, including national accounts, with numerous resellers, distributors and service providers. Several computer manufacturers have expanded their channels of delivery, pricing and product positioning and compete with Inacom's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. Inacom also competes with computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. Inacom competes in the computer services division with a large number of service providers, including IBM through its Global Services division, Andersen
Consulting, EDS, CompuCom Systems, ENTEX, GE Capital Technology Management Services, IKON Office Solutions and Vanstar Corp. Competition in the communications products and services industry is also intense, and includes entities which are also significant vendors of Inacom, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than Inacom and have greater financial, technical, service and marketing resources. The level of future sales and earnings achieved by Inacom in any period may be adversely affected by a number of competitive factors, including an increase in direct sales by vendors to independent resellers and/or clients and increased computer client preference for mail-order or discount store purchases of clones of major vendor products.

Acquisitions

     Inacom's strategy includes effecting acquisitions and strategic relationships in selected geographic market and service areas. Acquisitions involve a number of special risks, including the incorporation of acquired products and services into Inacom's offerings, the potential loss of key employees of the acquired business, the valuation of the acquired business, the incurrence of additional debt and the financial impact of goodwill amortization. Inacom expects to issue equity securities to consummate certain acquisitions, which may cause dilution to current stockholders. No assurance can be given that Inacom will have adequate resources to consummate acquisitions, integrate the acquired businesses or that any such acquisitions will be successful in enhancing Inacom's business.

Dependence on Information Systems

         The Company depends on a variety of information systems to provide it with a competitive advantage. Although the Company has not in the past experienced significant failures or down time of its proprietary procurement and delivery system or any of its other information systems, any such failure or significant down time could prevent the Company from taking orders and/or shipping product and could prevent clients from accessing price and product availability information from the Company. In such event, the Company could be at a severe disadvantage in determining appropriate product pricing or the adequacy of inventory levels or in reacting to rapidly changing market conditions. A failure of the Company's information systems which impacts any of these functions could have a material adverse effect on the Company's business. In addition, the inability of the Company to attract and retain the highly-skilled personnel required to implement, maintain, and operate its centralized information processing system and the Company's other information systems could have a material adverse effect on the Company's business.

Gross Margin Risks

         Gross margins from the sale of computer products have declined over the past several years as a result of computer product price reductions and intense competition. Inacom has responded by reducing operating expenses as a percentage of revenue and by focusing on sales of higher-margin computer services and communication services. There can be no assurance that gross margins for computer products will not continue to decline or that Inacom will be successful in reducing operating expenses as a percentage of revenue. Furthermore, there can be no assurance that gross margins for computer services and communications services will not also decline or that Inacom will be able to continue to successfully grow and compete in such service markets.

                                    BUSINESS

         Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

         Inacom's expertise in procurement, configuration and delivery of PC's, peripherals and software from a wide range of major vendors enables the Company to customize information systems to meet specific client needs. In addition, Inacom provides its clients with numerous benefits including in-depth product knowledge and experience, competitive pricing from its purchasing arrangements and a wide array of services supporting client needs on an on-going basis.



Life Cycle Management by the Company

         As a single source provider of technology products and services, the Company strives to help its clients optimize their information technology investments and control ongoing costs throughout the life cycle of the clients' technology systems. The Company combines a process improvement approach along with tools and practices gained by experience and trained personnel to assist its clients in managing the life cycle and costs of distributed technology.

         Needs Assessment and Technology Planning. Technology planning services involve assisting clients in designing and developing standardized technology platforms. The services include determining standard hardware technology, application software, operating system software and networking platforms. The Company assists its clients with the selection and standardization of manufacturer brands (such as IBM, Compaq, Hewlett-Packard, Microsoft, Lotus and others) and assists its clients in studying the total cost, performance and capabilities of these brands and products.

         Technology planning services performed by the Company also include the development of strategies for deployment of distributed technology systems within its clients' businesses. The Company assists its clients in decisions to lease or purchase, determining replacement cycles and centralizing acquisition processes. To assist clients with technology planning, the Company has developed specific products and programs such as Policy Based ManagementTM, Tactical Enterprise Network AssessmentTM and Enterprise Technology BlueprintTM.

         Technology Procurement and Configuration. Technology procurement and configuration services generally involve coordinating the technology purchase process, requisitioning technology products, processing, tracking and reporting on the status of orders, customizing hardware and software configurations, direct shipment and shipment tracking. The demand for cost-effective customized technology systems has driven a significant change in industry procurement methods including the trend toward build-to-order programs. Compaq, IBM and Hewlett-Packard have chosen Inacom for participation in their build-to-order programs. Inacom has invested over $42 million in its state-of-the-art assembly and delivery systems to provide build-to-order capabilities. The facilities are strategically located in Swedesboro, New Jersey, Omaha, Nebraska, and Ontario, California to provide prompt and cost-effective delivery nationwide.

         The Company also focuses its technology procurement services on shortening the delivery time of technology products, improving compliance to standards in its clients' organizations, assisting in negotiating hardware and software agreements on behalf of its clients, and providing other services that minimize its clients' costs. The Company provides certain clients with on-site technical procurement specialists who assist and manage the technology procurement process at client locations nationwide. These procurement specialists are technically oriented and focus on process improvement and operational efficiencies in the procurement process.

         The Company's Inacommerce and Inacommerce PlusTM software provide an easy to use internet-based procurement management system that allows a business client to determine real-time product availability and order status along with a custom configurator to assist the client in designing a technology solution from its desktop computer. The Company's VISIONTM 2000 software also allows a business client to determine daily product availability, custom configure and order its technology solution. The Company's Direct Express delivery program reduces the number of steps in the procurement process by shipping products directly to the location selected by the business client.

         Systems Integration and Systems Management. The Company provides systems integration services to its clients in an effort to assist clients in controlling costs and gaining control of the life cycle of its distributed technology systems. The Company has products and services available to assist, design and support clients' WANs and LANs and to manage software procurement and license control. In addition, the Company can provide solutions to its clients for data storage management, technology security management, capacity planning, data and database management, and internet and intranet connectivity, support and management.

         The Company provides systems management services that assess the current state and future needs of a client's distributed technology network to maximize the value of the client's investment in its networked systems. The systems management services provided through remote management centers assist clients in the control and reliability of LAN/WAN environments, provide a study of adequate network speed and responsive user services and monitor the infrastructure and system capabilities to satisfy clients' current and future needs.

         The Company employs high-end technical systems engineers and systems consultants who perform systems integration services at client locations. These systems engineers and systems consultants, and the project managers who coordinate their activities, are contracted to the client for hourly rates or for fixed-price extended contracts.

         The Company has developed specific products and programs to assist its clients in the systems management function, including Inacom Network PatrolTM and Inacom Network Baseline.TM

         Ongoing Systems Support and Distributed Support. The Company provides its clients ongoing support in their distributed technology systems primarily in two major areas: "break/fix" hardware maintenance and installation, moves, addition and changes ("IMACs"). These functions are similar, but differ in the timing and level of service.

         The Company's break/fix hardware maintenance capabilities are supported directly by the Company's help desk operation, HelpCentralTM. Centralized break/fix hardware maintenance provides coordination, problem solving, tracking and control of the clients' hardware maintenance needs.

         IMAC distributed support services are managed through various scheduling and reporting tools that are interrelated with the Company's VISTATM, VISIONTM, Inacommerce,TM and Inacommerce PlusTM information systems. Additionally, the Company provides distributed support services to its clients by providing on-site technical personnel that may be involved in various support activities, including LAN administration, network monitoring, general deskside support and some end-user training.

         The Company also offers convergence solutions centered around wide area data networks, computer and telephone integration, desktop video conferencing, and wireless data communications. These services include specialized support programs, maintenance programs and specialized software. The Company provides communication network services with advanced digital capabilities enabling voice, data and video communications, utilizing AT&T, Frontier and Westinghouse networks. The Company's communications services also include long distance, inbound 800 service, calling cards and teleconferencing featuring account codes and enhanced billing and customized call reports which allow business clients to restrict and track telecommunications activity.

         Asset Management. Asset management services consist of asset registration, tracking and disposal of technology assets as they move throughout the client's organization.

         The Company has developed a comprehensive program called Inacom Asset AdvantageTM that contains tools and process improvement techniques to assist its clients' inventory, track and control distributed technology assets. This program helps clients meet financial, risk management, custodial, warranty, maintenance, service and refreshment objectives. The products, including Inacom Asset Roll-Call,TM can be integrated with HelpCentralTM and also integrated with the other life cycle products and programs to help lower the total ownership cost of clients' technology. Additionally, the Company's Computer Resources International group and Boston Computer Exchange subsidiary provide customized asset registry, asset tracking services and disposal services to its clients.

Marketing Network

         At October 1, 1997, computer products and services were sold through a marketing network of approximately 1,000 business centers located throughout the United States, of which 51 are Company-owned. Communications products and services are provided through a network of 18 direct sales offices and contractual relationships with approximately 160 dealers. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

         The Company's direct sales force in the Company-owned business centers enables the Company to establish relationships with major corporate clients for purposes of marketing the Company's technology management services.

Products and Vendors

         Computer products include microcomputers, workstations, servers, monitors, printers and operating systems software. The Company currently distributes computer products from leading vendors such as Compaq, IBM, Hewlett-Packard, Toshiba, Lexmark, Novell, Microsoft, Oracle, 3Com, SynOptics, Cisco, Intel and Network General. Compaq, IBM and Hewlett-Packard represented greater than 65% and 63% of the Company's net revenues in fiscal 1996 and for the first six months of 1997, respectively.

         Communications products and services include phone systems, voice mail, voice processing, data network equipment, multiple small office-home office offerings and maintenance. The Company also offers network services including long distance, 800 service, calling cards, wide area value-added data networking, video conferencing and cellular communications. The products of Lucent Technologies and the services of AT&T constitute approximately 90% of the voice and data systems sold by the Company.

         The Company has negotiated purchase arrangements, including price, delivery, training and support, directly with most major vendors. The Company's agreements with its vendors are generally on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days.

         The agreements with vendors generally contain provisions with respect to product cost, price protection, returns and product allocations; the Company is entitled to price protection with all major vendors on eligible products in the Company's inventory in the event of vendor price reductions. Certain vendors also sponsor payment programs with several financial service organizations to facilitate product sales through the business centers. In addition, the Company's primary vendors provide various incentives for promoting and marketing their products which typically range from 1% to 5% of purchases. The three major forms of vendor incentives received by the Company are co-operative funds, market development funds and vendor rebates. Co-operative funds are earned based upon the sale of the vendor's products and generally must be utilized to offset the costs associated with advertising and promotion pursuant to programs established by the respective vendor. Market development funds are earned based upon the Company's purchases from the vendor and generally must be used for market development activities approved by the respective vendor. Vendor rebates are based upon the Company's attaining purchase volume targets established with the vendor. Rebates generally can be used at the Company's discretion.

International Capabilities

         InaCom International, a subsidiary of the Company, has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. ICG, an affiliation of leading independent organizations in various countries, provides pc-related products and services to international corporate clients. Inacom's capabilities in international project management and local resources of the affiliated members allow Inacom to serve the global needs of its multinational clients' information technology projects. Inacom Latin America, a 60% owned subsidiary of the Company, provides international logistics and configuration services in Mexico, the Caribbean, Central and South America.

Competition

         All aspects of the technology management services industry are highly competitive. The technology management industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. The Company's marketing network competes for potential clients, including national accounts, with numerous resellers and distributors. Several computer manufacturers have expanded their channels of distribution, pricing and product positioning and compete with the Company's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. The Company also competes with other computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. The Company competes in the computer services industry with a large number of service providers, including IBM through its Global Services division, Andersen Consulting, CompuCom, EDS, ENTEX, GE Capital Technology Management Service, IKON Offices Solutions and Vanstar. Competition in communication products and services is also intense, and includes entities which are also significant vendors of the Company, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than the Company and have greater financial, technical, service and marketing resources. The Company's marketing network competes primarily on the basis of professionalism and client contact, quality of product line, availability of products, service, after-sale support, price, and quality of end-user training.

Service Mark and Trademark

         The Company holds United States service mark and trademark registrations for the marks "Inacom", "ValCom" and "Inacomp." The Company also has certain state registrations. The Company claims common law rights to the marks based on adoption and use. To the Company's knowledge, there are no pending interference, opposition or cancellation proceedings, or litigation threatened or claimed, with respect to the marks in any jurisdiction.

Government Regulation

         The Company is subject to various federal, state and local laws and regulations affecting businesses generally such as laws and regulations concerning employment, workplace safety and protection of the environment. The Company is also subject to federal and state laws regulating franchise relationships which generally impose registration and/or disclosure requirements on the Company in the offer and sale of franchises and also regulate related advertisements. The Company believes it is in substantial compliance with all such laws and regulations.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 4.1 Subordinated Indenture dated September 30, 1997 between the Company and Norwest Bank Minnesota, National Association and the First Supplemental Indenture thereto dated November 4, 1997.

     Exhibit 4.2 First Supplemental Indenture dated November 4, 1997 to the Subordinated Indenture dated September 30, 1997 between the Company and Norwest Bank Minnesota, National Association.

     Exhibit 4.3          4.50%   Subordinated   Convertible   Debenture,   Due
                          November 1, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              INACOM CORP.


November 4, 1997               /s/ David C. Guenthner
                              ----------------------------
                               David C. Guenthner
                               Executive Vice President
                               and Chief Financial Officer


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                        INDEX TO EXHIBITS

Exhibit   Description                                              Page

         4.1 Subordinated Indenture dated September 30, 1997 between the Company and Northwest Bank Minnesota, National Association.

         4.2 First Supplemental Indenture dated November 4, 1997 to the Subordinated Indenture dated September 30, 1997 between the Company and Norwest Bank Minnesota, National Association.

         4.3      4.50% Subordinated Convertible Debenture, Due November
                  1, 2004.


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